Exhibit (e)

Master

PLACEMENT AGENT AGREEMENT

Master Placement Agent AGREEMENT this 1st day of March, 2021, between each open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) identified on Schedule A (each referred to herein as a “Trust”) and Eaton Vance Distributors, Inc., a Massachusetts corporation (“EVD”).

IN CONSIDERATION of the mutual promises and undertakings herein contained, the parties hereto agree with respect to each Trust:

1. Services as Placement Agent.

1.1        EVD will act as placement agent (the “Placement Agent”) of the interests of each Trust (the “Interests”) covered by the Trust’s registration statement then in effect under the 1940 Act. In acting as Placement Agent under this Agreement, neither EVD nor its employees or any agents thereof shall make any offer or sale of Interests in a manner that would require the Interests to be registered under the Securities Act of 1933, as amended (the “1933 Act”).

1.2        All activities by EVD and its agents and employees as Placement Agent of Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the “Commission”).

1.3        Nothing herein shall be construed to require any Trust to accept any offer to purchase its Interests, all of which shall be subject to approval by the Board of Trustees of the Trust.

1.4        Each Trust shall furnish from time to time for use in connection with the sale of Interests such information with respect to the Trust and its Interests as EVD may reasonably request. Each Trust shall also furnish EVD upon request with: (a) unaudited semiannual statements of the Trust’s books and accounts prepared by the Trust, and (b) from time to time such additional information regarding the Trust’s financial or regulatory condition as EVD may reasonably request.

1.5        Each Trust represents to EVD that all registration statements filed by the Trust with the Commission under the 1940 Act with respect to its Interests have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term “registration statement” shall mean any registration statement filed with the Commission, including as modified by any amendments thereto, that at any time shall have been filed with the Commission by or on behalf of the Trust. Each Trust represents and warrants to EVD that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Interests. Each Trust may, but shall not be obligated to, propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Trust’s counsel, be necessary or advisable. If a Trust shall not propose such amendment and/or supplement within fifteen (15) days after receipt by the

Trust of a written request from EVD to do so, EVD may, at its option, terminate this Agreement with respect to such Trust. No Trust shall file any amendment to its registration statement without giving EVD reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit a Trust’s right to file at any time such amendment to any registration statement as the Trust may deem advisable, such right being in all respects absolute and unconditional.

1.6        Each Trust agrees, severally and not jointly, to indemnify, defend and hold EVD, its several officers and directors, and any person who controls EVD within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the “1934 Act”) (for purposes of this paragraph 1.6, collectively, “Covered Persons”) free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material (“Offering Material”) or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that a Trust’s agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by EVD in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that a Trust’s agreement to indemnify EVD and such Trust’s representations and warranties hereinbefore set forth in this paragraph 1.6 shall not be deemed to cover any liability to such Trust or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person’s reckless disregard of its obligations and duties under this Agreement. EVD shall notify a Trust, as applicable, of any action brought against a Covered Person, such notification to be given by a writing addressed to such Trust, Two International Place, Boston, Massachusetts 02110, with a copy to the Administrator of the Trust, Eaton Vance Management, at the same address, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify a Trust of any such action shall not relieve such Trust from any liability except to the extent the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust’s indemnity agreement contained in this paragraph. A Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Trust and approved by EVD, which approval shall not be unreasonably withheld. In the event a Trust elects to assume the defense of any such suit and retain counsel of good standing approved by EVD, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit or in case EVD reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by EVD or it. Each Trust’s indemnification agreement contained in this paragraph and such Trust’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and

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shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. Each Trust agrees to notify EVD promptly of the commencement of any litigation or proceedings against such Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

1.7        EVD agrees to indemnify, defend and hold each Trust, its several officers and trustees, and any person who controls a Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, “Covered Persons”) free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by EVD in its capacity as Placement Agent to a Trust for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by EVD to the Trust required to be stated in such answers or necessary to make such information not misleading. Each Trust shall notify EVD of any action brought against a Covered Person with respect to such Trust, such notification to be given by a writing addressed to EVD at Two International Place, Boston, Massachusetts 02110, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. EVD shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to a Trust if such action is based solely on such alleged misstatement or omission on EVD’s part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify EVD of any such action shall not relieve EVD from any liability except to the extent a Trust shall have been prejudiced by such failure, or from any liability that EVD may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of EVD’s indemnity agreement contained in this paragraph.

1.8        No Interests shall be offered by either EVD or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Interests hereunder shall be accepted by a Trust if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on such Trust’s obligation to redeem Interests from any investor in accordance with the provisions of such Trust’s registration statement or Declaration of Trust, as amended from time to time.

1.9        Each Trust agrees to advise EVD as soon as reasonably practical by a notice in writing delivered to EVD or its counsel:

(a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

(b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

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     (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

(d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

1.10        EVD agrees on behalf of itself and its employees to treat confidentially and as proprietary information of each Trust all records and other information not otherwise publicly available relative to a Trust and its prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by such Trust, which approval shall not be unreasonably withheld and may not be withheld where EVD may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by such Trust.

2. Duration and Termination of this Agreement.

With respect to each Trust, this Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such date is specifically approved at least annually (i) by the Board of Trustees of such Trust or by vote of a majority of the outstanding voting securities of such Trust and (ii) by the vote of a majority of those Trustees of such Trust who are not interested persons of EVD or the Trust cast in person at a meeting called for the purpose of voting on such approval.

Either party hereto may, at any time on sixty (60) days’ prior written notice to the other, terminate this agreement with respect to itself without the payment of any penalty, by action of Trustees of a Trust or the Directors of EVD, as the case may be, and a Trust may, at any time upon such written notice to EVD, terminate this Agreement with respect to itself by vote of a majority of the outstanding voting securities of such Trust. This Agreement shall terminate automatically with respect to each Trust in the event of its assignment.

3. Representations and Warranties.

EVD and each Trust each hereby represent and warrants to the other, with respect to itself, that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

4. Limitation of Liability of Trustees and Officers of the Trusts.

A copy of the Declaration of Trust of each Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Adviser by an officer in his or her capacity as an officer and not individually. EVD expressly acknowledges the provisions in the Declaration of Trust of a Trust limiting the personal liability of such Trust’s Trustees, officers, and holders of interest, and EVD hereby agrees that it shall have recourse to a Trust for payment of claims or obligations as between such Trust and EVD arising out of this Agreement and shall not seek satisfaction from any Trustee, officer, or holder of Interests of the Trust.

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       5. Certain Definitions.

The terms “assignment” and “interested persons” when used herein shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by any rule, regulation or order by the Commission. The term “vote of a majority of the outstanding voting securities” shall mean the vote, at a meeting of holders of Interest, of the lesser of (a) 67 per centum or more of the Interests of a Trust present or represented by proxy at the meeting if holders of Interests of more than 50 per centum of the Interests of the Trust present or represented by proxy at the meeting, or (b) more than 50 per centum of the Interests of a Trust. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the Commission, any rules or regulations adopted by, or interpretative releases of, the Commission, or any applicable guidance issued by the staff of the Commission, such provision will be deemed to incorporate the effect of such order, rule, regulation, interpretative release, or guidance.

6. Concerning Applicable Provisions of Law, etc.

This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

The laws of the Commonwealth of Massachusetts shall, except to the extent that any applicable provisions of federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

EACH TRUST LISTED ON SCHEDULE A, Severally and not jointly

By:	/s/ Deidre E. Walsh
Deidre E. Walsh
Vice President and not individually

EATON VANCE DISTRIBUTORS, INC.

By:	/s/ Frederick S. Marius
Frederick S. Marius
Vice President

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Schedule A to Master

Placement Agent Agreement

Core Bond Portfolio
Emerging Markets Local Income Portfolio
Eaton Vance Floating Rate Portfolio
Global Income Builder Portfolio
Global Macro Absolute Return Advantage Portfolio
Global Macro Capital Opportunities Portfolio
Global Macro Portfolio
Global Opportunities Portfolio
Greater India Portfolio
High Income Opportunities Portfolio
International Income Portfolio
Senior Debt Portfolio
Stock Portfolio
Tax-Managed Growth Portfolio
Tax-Managed International Equity Portfolio
Tax-Managed Multi-Cap Growth Portfolio
Tax-Managed Small-Cap Portfolio
Tax-Managed Value Portfolio
5-to-15 Year Laddered Municipal Bond Portfolio